EXHIBIT 10.26

NON-SOLICITATION AGREEMENT

NON-SOLICITATION AGREEMENT (this "Agreement") by and between Webster Financial Corporation, a Delaware corporation (the "Company"), and Karen Higgins-Carter (the "Executive"), dated as of July 16, 2018 (the "Effective Date").

WHEREAS, in consideration of the Company providing the Executive with change in control severance protection pursuant to the Change in Control Agreement between the Executive and the Company to be effective as of <Effective Date> (the "Change in Control Agreement"), the Executive is entering into this Agreement, which contains provisions that obligate the Executive to comply with certain restrictive covenants while employed by the Company and thereafter; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

I. Covenants.

(a) Confidential Information. While employed by the Company and thereafter, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliates and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the
Executive in violation of this Agreement). After termination of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process: (i) communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; or (ii) use to the Executive's advantage or to the detriment of the Company any such information, knowledge or data. Notwithstanding any provision of this Agreement to the contrary, nothing contained herein is intended to, or shall be interpreted in a manner that does, limit or restrict the Executive from exercising any legally protected whistleblower rights (including pursuant to Rule 21 F under the Securities Exchange Act of 1934).

(b) Non-Recruitment of Employees. During the period of the Executive's employment with the Company and its subsidiaries and the additional period ending on the first anniversary of the date of termination of the Executive's employment for any reason (the "Restricted Period"), the Executive shall not, without the prior written consent of the Company, directly or indirectly, (i) offer employment (or a consulting, agency, independent contractor or other similar paid position) to any person who is or was at any time during the six months prior to such offer an employee, representative, officer or director of the Company or any of its subsidiaries or (ii) induce, encourage or solicit any such person to accept employment (or any aforesaid position) with any company or entity with which the Executive is then employed or otherwise affiliated. Further, during the Restricted Period, the Executive shall not encourage or induce any employee, representative, officer or director of the Company or any of its subsidiaries to cease their relationship with the Company or any of its subsidiaries for any reason. This Section I (b) shall not apply to solicitation, recruitment, encouragement, inducement or termination during the period of Executive's employment with the Company and on behalf of the Company or any of its subsidiaries.

(c) No Solicitation of Clients or Customers. During the Restricted Period, the Executive shall not, directly or indirectly, for the purpose of providing services or products that are competitive with those provided by the Company and its subsidiaries solicit the business of (i) any active client or customer of the Company or any of its subsidiaries, or (ii) any person or entity who is or was at any time during the six months prior to such solicitation a client or customer of the Company or any of its subsidiaries.

(d) Remedies. The Executive acknowledges and agrees that the terms of Section I: (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its subsidiaries, (iii) impose no undue hardship on the Executive and (iv) are not injurious to the public. The Executive further acknowledges and agrees that: (A) the Executive's breach of the provisions of Section I will cause the Company irreparable harm, which likely cannot be adequately compensated by money damages, and (8) if the Company elects to prevent the Executive from breaching such provisions by obtaining an injunction against the Executive, there is a reasonable probability of the Company's eventual success on the merits. The Executive consents and agrees that if the Executive commits any such breach or threatens to commit any breach, the Company shall be entitled to temporary, preliminary, and/or permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. If any of the provisions of Section I are determined to be wholly or partially unenforceable, the Executive hereby agrees that this Agreement or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law; and in the case when such provision is not capable of being reformed, it shall be severed and all remaining provisions of this Agreement shall be enforced. If any of the provisions of this Section I are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

2. Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. For purposes hereof, the term "affiliate" shall mean any entity controlled by, controlling or under common control with the Company.

(b) As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

3. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict oflaws. The Parties hereto irrevocably agree to submit to the jurisdiction and venue of the courts of the State of
Connecticut, in any action or proceeding brought with respect to or in connection with this
Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

At the most recent address on file for the Executive at the Company. If to the Company:
Webster Financial Corporation
Webster Plaza
145 Bank Street
Waterbury, Connecticut 06702
Attention: General Counsel

or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(e) From and after the Effective Date, this Agreement shall supersede any other agreement between the Parties with respect to the subject matter hereof. This Agreement shall terminate and be ofno further force and effect from and after the "Effective Date" of the Change in Control Agreement (as the term "Effective Date" is defined in the Change in Control Agreement).

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Compensation Committee of its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ Karen Higgins-Clarke
EXECUTIVE
WEBSTER FINANCIAL CORPORATION
By: /s/ John R. Ciulla
Name: John R. Ciulla
Title: President & CEO